UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2015

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2015, Liquidity Services, Inc., a Delaware corporation (the “Company”), announced that it has entered into a definitive agreement to sell all of the assets of its Jacobs Trading, LLC subsidiary (the “Jacobs Trading Business”) to Tanager Acquisitions, LLC, a Minnesota-based reseller of closeout merchandise (the “Buyer”), in an approximately $17 million transaction.  The Company and Buyer expect to complete the transaction by September 30th. Final timing will depend on satisfaction of customary closing conditions.

The agreed upon consideration to the Company for the Jacobs Trading Business is approximately $13 million, subject to final closing adjustments, and payable in the form of a five-year note, plus the opportunity to receive up to an additional $2 million in cash based on achievement of earn-out targets in calendar year 2019, and up to an additional $2 million in cash based on achievement of earn-out targets in calendar year 2020.

Additionally, the sale of the Jacobs Trading Business allows the Company to utilize approximately $127 million in tax losses resulting in an anticipated near term cash benefit of approximately $35 million from tax refunds and a tax loss carry forward of approximately $31 million generating another approximately $13 million of tax benefit against future earnings.  The transaction is expected to result in an approximately $29 million credit to income tax expense for fiscal year 2015. This divestment follows the termination of the legacy Jacobs Trading Wal-Mart contract which termination materially reduced the scope of the Jacobs Trading Business.

The Buyer is beneficially owned by Mr. Irwin Jacobs.  Since the Company’s original acquisition of the Jacobs Trading Business in 2011 from a company owned by Mr. Jacobs until December 2014, Mr. Jacobs served as an independent consultant advisor to the Company.  With the exception of Mr. Jacobs, there were no material relationships between the Company or its affiliates, on the one hand, and the Buyer, on the other hand.

A copy of the press release announcing the divestiture of the Jacobs Trading Business is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release issued by Liquidity Services, Inc., dated September 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: September 25, 2015	By:	/s/	James E. Williams
	Name:		James E. Williams
	Title:		Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Liquidity Services, Inc., dated September 25, 2015.